UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   July 28, 2025
(Date of earliest event reported)

BIO-RAD LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-07928

Delaware	94-1381833
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1000 Alfred Nobel Dr.
Hercules, California 94547
(Address of principal executive offices, including zip code)

(510)724-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.0001 per share	BIO	New York Stock Exchange
Class B Common Stock, Par Value $0.0001 per share	BIO.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by Bio-Rad Laboratories, Inc. (the “Company”) in its 2025 Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 26, 2025, Michael Crowley, the Company’s Executive Vice President, Global Commercial Operations announced on January 31, 2025 that he plans to retire in 2025. On July 23, 2025, the Company’s Board of Directors approved that effective as of the August 4, 2025 start date of his successor Rajat Mehta, Mr. Crowley will be retiring from this position and will no longer be an executive officer. He will continue as an employee until September 2025 to assist with the transition.

ITEM 8.01. Other Events.

On July 28, 2025, the Company issued a press release announcing the appointment of Rajat Mehta as Executive Vice President, Global Commercial Operations, effective August 4, 2025.

A copy of the press release announcing the appointment of Mr. Mehta and the retirement of Mr. Crowley is furnished with this report as Exhibit 99.1.

ITEM 9.01    Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release of Bio-Rad Laboratories Inc. dated July 28, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-RAD LABORATORIES, INC.

Date:	July 28, 2025	By:	/s/ Courtney C. Enloe
Courtney C. Enloe
EVP, General Counsel and Secretary